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                        PROXY AND POWER OF ATTORNEY SOLICITED
                             BY THE BOARD OF DIRECTORS OF
                               OF MSR EXPLORATION LTD.

                                  To Be Continued as
                     MSR EXPLORATION LTD., a Delaware corporation

                                FOR A WRITTEN CONSENT
                    TO BE EXECUTED ON OR ABOUT ____________, 1997


    The undersigned holder of shares of common stock of MSR Exploration Ltd., hereby appoint Otto J. Buis and/or C. Al Buis or *____________________________ _______________ as my proxy and attorney-in-fact to execute a written consent for me and on my behalf after the Continuance (as defined in the accompanying Proxy Statement/Prospectus) becomes effective, on____________, 1997 or on such later date, not later than December 31, 1997, that the said proxy and attorney -in-fact determines to execute such consent. The said proxy and attorney-in-fact is directed to express consent on behalf of the undersigned as follows:

    FOR [_] or AGAINST [_] the merger of MSR Exploration Ltd. with and into Mercury Montana, Inc., a Delaware corporation, as described in the accompanying Proxy Statement/Prospectus.

THIS PROXY WILL BE EXERCISED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE EXERCISED TO CONSENT FOR THE MERGER.

                                  DATED______________________________, 1997.


                                  __________________________________________
                                  (Signature of Shareholder(s) of Record)


                                  __________________________________________
                                  (Printed Name(s))

                                  *NOTE: IF THE SHAREHOLDER DESIRES TO APPOINT
                                  A PROXY OTHER THAN OTTO J. BUIS AND/OR C. AL
                                  BUIS, HE SHOULD CROSS OUT THEIR NAMES AND
                                  PRINT THE NAME OF HIS PROXY IN THE SPACE
                                  PROVIDED FOR THAT PURPOSE. A PERSON SO
                                  DESIGNATED NEED NOT BE A SHAREHOLDER.

    The abovesigned hereby revokes any proxy heretofore given and ratifies all things said proxy may do by virtue hereof.

    Please sign exactly as your shares are registered and return in the enclosed envelope. Indicate your full title if signing as attorney, executor, administrator, trustee or guardian. When shares are held by joint tenants, both should sign. If the shareholder is a partnership, sign partnership name by authorized person. If the shareholder is a corporation, this proxy must be executed by an authorized officer who must sign the full corporate name.

    To be valid, this form of proxy and the power of attorney, if any, under which it is signed must arrive duly signed at the office of the registrar and transfer agent of the corporation, Chase Mellon Shareholder Services L.L.C., __________________________, Dallas, Texas 75____, not later than 10:00 a.m.
(Central


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Time) on ____________, 1997, or, in the case of any adjournment of the Special
Meeting, on the second business day immediately preceding the date of such adjournment.

    If this proxy is not dated in the designated space, it is deemed to bear the date on which it is mailed by the Corporation to the shareholder.

PLEASE NOTE THAT A PROXY AND POWER OF ATTORNEY TO "ABSTAIN FROM" THE CONSENT ON THE MERGER OR THE FAILURE TO GRANT A PROXY AND POWER OF ATTORNEY HAS THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER.